SUB-ITEM 77Q1

John Hancock Variable Insurance Trust

601 Congress Street

Boston, Massachusetts 02210

amended and restated AGREEMENT AND DECLARATION OF TRUST

Dated January 22, 2016

John Hancock Variable Insurance Trust

amended and restated AGREEMENT AND DECLARATION OF TRUST

John Hancock Variable Insurance Trust

_______________________

amended and restated AGREEMENT AND DECLARATION OF TRUST

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AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, made at Boston, Massachusetts, this 22nd day of January, 2016, by the Trustees hereunder and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

WHEREAS, pursuant to a declaration of trust executed and delivered on September 29, 1988 (the “Original Declaration”) this Trust has been formed to carry on the business of an investment company and exercise all powers necessary and appropriate to the conduct of such operations;

WHEREAS, this Trust is authorized to issue its shares of beneficial interest in separate series, all in accordance with the provisions hereinafter set forth; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares, in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees desire to amend and restate the Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees hereby amend and restate the Declaration of Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

Section 1.1            Name. This Trust shall be known as “John Hancock Variable Insurance Trust,” and the Trustees shall conduct the business of the Trust, have all documents executed and sue or be sued under that name or any other name or names as they may from time to time determine.

Section 1.2            Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)           The “Trust” refers to the Massachusetts business trust established by this Declaration of Trust, as amended from time to time, inclusive of each and every Series of Shares established and designated hereunder.

(b)           “Trustees” refers to the Trustees of the Trust named herein so long as they shall continue in office and to all other individuals who nay from time to time be duly appointed or elected, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to each such individual in his or her capacity as a trustee hereunder.

(c)           “Shares” refers to the transferable units of interest into which the beneficial interest in the Trust and each Series of Shares (as the context may require) shall be divided from time to time, and includes (i) fractions of Shares as well as whole Shares and (ii) each separate class of Shares into which each Series of Shares shall be divided from time to time.

(d)           “Series of Shares” refers to series of Shares established and designated under or in accordance with the provisions of Article IV.

(e)           “Shareholder” means a record owner of Shares.

(f)           The “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

(g)           “Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust as may be further amended or restated from time to time.

(h)           “By-Laws” shall mean the By-Laws of the Trust as amended or restated from time to time.

(i)           “Affiliated Person,” “Assignment,” “Commission,” “Interested Person,” “Majority Shareholder Vote” (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

(j)           “Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

ARTICLE II

PURPOSE OF TRUST

The purpose of the Trust is to operate as an investment company and to offer Shareholders one or more investment programs primarily in securities, debt instruments and other instruments and rights of a financial character.

ARTICLE III

THE TRUSTEES

Section 3.1            Number, Designation, Election, Term, etc.

(a)                Initial Trustee. The Trust was formed by an initial Trustee. The initial Trustee has been replaced by current Trustees of the Trust.

(b)                Number. The Trustees serving as such, whether named above or hereafter becoming a Trustee, may increase or decrease the number of Trustees to a number other than the number theretofore determined; provided that after the initial meeting of Trustees, the number may not be decreased to less than three. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this Section 3.1.

(c)                Election and Term. The Trustees shall be elected by the Shareholders of the Trust at the first meeting of Shareholders. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee of the Trust during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns, retires or is removed. The Trustees may elect successor Trustees and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies. Trustees need not own Shares.

(d)               Resignation and Retirement. Any Trustee may resign his or her trust or retire as a Trustee, by written instrument signed by him or her and delivered to the other Trustees or to the Chairman, if any, the President or the Secretary of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

(e)                Removal. Any Trustee may be removed with or without cause at any time: (i) by action of two-thirds of the Trustees prior to such removal; or (ii) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose. Any such removal shall be effective as of the date of such action or such later date as may be specified in such action.

(f)                Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement or removal of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may be filled by action of a majority of the remaining Trustees through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. Until a vacancy is filled, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed on the Trustees by this Declaration of Trust. An appointment as Trustee shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Declaration of Trust and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

(g)                Effect of Death, Resignation, etc. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. When a Trustee ceases to be a Trustee, his right, title and interest in the assets of the Trust shall automatically cease and vest in the remaining Trustees. Such cessation and vesting shall be effective whether or not conveyancing documents have been executed and delivered, but the individual (or his legal representative) shall execute and deliver such documents as the remaining Trustees shall require for the purpose of recording the conveyance to the remaining Trustees or the Trust of any Trust Property held in the name of that individual.

(h)               No Accounting. Except to the extent required by law or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

(i)                 Meetings. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Special meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Notice of any special meeting shall be mailed or otherwise given as specified in the By-Laws. A quorum for all meetings of the Trustees shall be a majority of the Trustees then in office. Unless provided otherwise in this Declaration of Trust or the By-Laws, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present).

All or any one or more Trustees may participate in a meeting of the Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications systems shall constitute presence in person at such meeting.

Unless provided otherwise in this Declaration of Trust, any action that may be taken at a meeting by the Trustees may be taken without a meeting by written consents of a majority of the Trustees then in office.

Section 3.2            Powers of Trustees. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, in any and all foreign countries and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with trust property.

Without limiting the foregoing, the Trustees may:

(a)                By-Laws. Adopt By-Laws, not inconsistent with this Declaration of Trust, providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders;

(b)               Series of Shares. From time to time in accordance with the provisions hereof establish Series of Shares, each such Series of Shares to operate as a separate investment medium; allocate assets, liabilities and expenses of the Trust to a particular Series of Shares or apportion the same among two or more Series of Shares provided that any liabilities or expenses incurred or arising in connection with a particular Series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that Series of Shares;

(c)                Officers, Agents, etc. As they consider appropriate, elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

(d)               Committees. Appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; notice, quorum, voting and other procedures for each committee shall be as determined by the Trustees or, in the absence of such determination, shall be the same as the procedures that apply to meetings and other proceedings of the Trustees;

(e)                Advisory Boards. Appoint one or more advisory boards for the Trust or for one or more Series of Shares, the members of each of which shall not be Trustees and need not be Shareholders;

(f)                Advice and Custody. Employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ domestic and foreign subcustodians or agents and to deposit all or any part of such assets in one or more domestic and foreign systems for the central handling of securities;

(g)               Transfer and Dividend Agents. Retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing;

(h)               Distribution. Provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise;

(i)                 Record Dates. Set record dates or times for the determination of Shareholders or various of them with respect to various matters;

(j)                 Compensation. Compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they may deem appropriate;

(k)               Delegation. In general, delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees;

(l)                 Investments. Invest and reinvest cash and other property, and hold cash or other property uninvested;

(m)             Disposition of Assets. Sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(n)               Ownership Powers. Vote or give assent, or exercise any rights of ownership with respect to stock or other securities, including without limitation debt instruments, or other property; and execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or other property as the Trustees shall deem proper;

(o)               Subscription. Exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(p)               Form of Holding. Hold any security or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series of Shares or in the name of a custodian, sub-custodian or other depository or a nominee or nominees or otherwise;

(q)               Reorganization, etc. Consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and pay calls or subscriptions with respect to any security held in the Trust;

(r)                 Voting Trusts, etc. Join with other holders of any securities in acting through a committee, depository, voting trustee or otherwise, and in that connection deposit any security with, or transfer any security to, any such committee, depository or trustee, and delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and agree to pay, and pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(s)                Compromise. Compromise, prosecute, defend, arbitrate or otherwise adjust any claims, actions, suits, proceedings, or demands in favor of or against the Trust or any Series of Shares or any matter in controversy, including but not limited to claims for taxes;

(t)                 Partnerships, etc. Enter into joint ventures, general or limited partnerships and any other combinations or associations;

(u)               Borrowing and Security. Borrow funds and mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

(v)               Guarantees, etc. Endorse or guarantee the payment of any notes or other obligations of any person; make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations;

(w)             Indemnification. To the extent permitted by law, provide for the indemnification out of the assets of the Trust of any person with whom the Trust has dealings, including any investment adviser, administrator, transfer agent, distributor, principal underwriter and selected dealers to such extent as the Trustees shall determine;

(x)               Insurance. Purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(y)               Pensions, etc. Pay pensions for faithful service, as deemed appropriate by the Trustees, and adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(z)               Minimum Total Investment. Establish, from time to time, a minimum total investment for Shareholders of any Series of Shares, and require redemption of the Shares of any Shareholders whose investment is less than such minimum.

(aa)            Litigation.

(i)                 The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or arising out of or relating to the Trustees’ service to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series or Class thereof. To the maximum extent permitted by law, any exercise of power described in this Section 3.2(aa) shall be final and binding on all Persons, including Shareholders.

(ii)               Any suit, action or proceeding brought by or in the right of any Shareholder or any Person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, related to, or in connection with, this Declaration or the Trust, any Series or Class or any Shares, including without limitation any claim (whether direct, derivative or otherwise) of any nature against or on behalf of the Trust, any Series or Class, the Trustees or officers of the Trust, or the Investment Adviser, shall be brought exclusively in the United States District Court for the District of Massachusetts, or to the extent such court does not have jurisdiction then such actions and/or claims, shall be brought in the Superior Court of Suffolk County for the Commonwealth of Massachusetts. If a Shareholder or group of Shareholders bring a claim in a jurisdiction other than as specified above, and venue for such claim is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Shareholder(s) shall reimburse all expenses incurred by the Trust or any other Person in effecting such change of venue.

(iii)             In addition to any requirements applicable to shareholders of a Massachusetts business corporation that are not inconsistent with the terms of this Declaration, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only in accordance with the terms of this Section 3.2(aa).

(iv)             Except to the extent expressly permitted under the federal securities laws, no Shareholder or group of Shareholders shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the demanding Shareholder(s) make a specific showing that irreparable nonmonetary injury to the Trust or Series or Class of Shares that the Shareholder(s) could not reasonably have prevented would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder(s) to support the allegations made in the demand. The Trustees shall consider the merits of the claim and determine whether commencing or maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable. In their sole discretion, the Trustees may submit the question of whether to proceed with the claim to a vote of Shareholders of the Trust or a Series or Class of Shares, as appropriate. To the maximum extent permitted by law, any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be final and binding upon the Shareholders.

(v)               Any Trustee acting in connection with any demand or any proceeding relating to a claim on behalf of or for the benefit of the Trust or any Series or Class thereof who is not an Interested Person of the Trust shall be deemed to be independent and disinterested with respect to any actions taken in connection with any such demand, proceeding, or claim. Without limiting the foregoing, a Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent and disinterested by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness or was named as a defendant in any derivative action, or (iv) the fact that the Trustee approved or participated in the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders of the Series or Class of which the Trustee is a Shareholder.

(vi)             For purposes of this Section 3.2(aa), the Trustees may designate a committee to consider a demand by Shareholders. Such committee (or the Trustees in the absence of a committee) shall be entitled to retain counsel or other advisers in considering the merits of the demand.

(vii)             Any diminution in the value of the Shareholder’s shares, or any other claim arising out of or relating to an allegation regarding the actions, inaction, or omissions of or by the Trustees, the Trust’s officers, or the Investment Adviser is a legal claim belonging only to the Trust and not to the Shareholders individually. Accordingly, all Shareholders shall be bound to bring any and all such claims pursuant only to the provisions of Section 3.2(aa)(iii) - (v). For these purposes, the Trust is deemed to be a separate and distinct legal entity.

(viii)         In the event that any current or former Shareholder or anyone on such a Shareholder’s behalf (each, a “Claiming Party”) initiates or asserts any claim in a derivative action brought by or in the right of the Trust or a Series (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Trust or Series and/or any Trustee, Trust officer or the Investment Adviser (the “Defendants”), then to the fullest extent permitted by law, either (i) if the Claiming Parties are found to have brought or maintained the Claim without reasonable cause or for an improper purpose, then each Claiming Party shall be obligated jointly and severally to reimburse the Defendants’ reasonable expenses, including counsel fees, incurred in defending the Claim or (ii) if the Claim is found to have resulted in a substantial benefit to the Trust or Series, the Trust or Series shall be obligated to reimburse the Claiming Parties’ reasonable expenses, including counsel fees, incurred in pursuing the Claim.

Section 3.3            Certain Contracts. Notwithstanding any limitations of any present or future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their power and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations, and individuals, including North American Life Assurance Company and its affiliates (“Contracting Party”), to provide for the performance and assumption of services, duties and responsibilities to, for or on behalf of the Trust, with respect to the entire Trust or any Series of Shares, or on behalf of the Trustees, including but not limited to those set forth in paragraphs (a) to (g) below, as the Trustees may determine appropriate.

(a)                Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series of Shares, to manage such investments and assets, make investment decisions with respect thereto, furnish statistical and research facilities and services, and to place purchase and sale orders for portfolio transactions relating to such investments and assets. The Trustees may authorize the investment adviser to employ one or more subadvisers, from time to time, to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser;

(b)                Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Series of Shares, to supervise all or any part of the operations of the Trust and each Series of Shares, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust and each Series of Shares;

(c)                Distribution. To distribute the Shares of the Trust and each Series of Shares, to be principal underwriter of such Shares, and to act as agent of the Trust and each Series of Shares in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

(d)               Custodian and Depository. To act as a depository for and to maintain custody of property of the Trust and each Series of Shares and accounting records in connection therewith;

(e)                Transfer and Dividend Disbursing Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and the instructions of any particular Shareholder to reinvest any such dividends;

(f)                Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

(g)               Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust Property, Shareholders or otherwise.

Section 3.4            Parties to Contracts. The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions relating to the standard duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

The fact that:

(i)                 any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Series of Shares, or that

(ii)                 any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Series of Shares or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Series of Shares or Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either:

(i)                 the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all the Trustees),

(ii)               the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, or

(iii)             the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

Section 3.5            Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or cause to be paid out of the assets of the Trust or any Series of Shares and to charge or allocate the same to, between or among such one or more of the Series of Shares that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series of Shares, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur; provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular Series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that Series of Shares. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

Section 3.6            Ownership of Assets of the Trust. Title to all of the assets of each Series of Shares and of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any Series of Shares or any right of partition or possession thereof, but each Shareholder shall have an undivided beneficial interest in each Series of Shares in which he or she is a Shareholder.

ARTICLE IV

SHARES

Section 4.1            Description of Shares. The beneficial interest in the Trust shall be divided into Shares, par value $0.01 per share.

(a)                Series of Shares. The Trustees shall have the authority, without action or approval of the Shareholders, from time to time to divide the Shares into two or more Series of Shares as they deem necessary or desirable. Each Series of Shares shall be separate from each other Series of Shares. The Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate Series of Shares, and to fix and determine the relative rights and preferences as between the Shares of the separate Series of Shares as to purchase price, right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Series of Shares shall have separate voting rights or no voting rights.

Each Share of a Series of Shares shall represent a beneficial interest only in the assets belonging to that Series of Shares, and such interest shall not extend to the assets of any other Series of Shares or to the assets of the Trust generally. Shareholders of a particular Series of Shares shall not be entitled to participate in a derivative or class action on behalf of any other Series of Shares or the Shareholders of any other Series of Shares.

The establishment and designation of any Series of Shares in addition to those established and designated in Section 4.2 shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series of Shares. At any time that there are no Shares outstanding of any particular Series of Shares previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series of Shares and the establishment and designation thereof.

The Trustees shall also have the authority, without action or approval of the Shareholders, from time to time to designate any class of Shares of a Series of Shares as a separate Series of Shares as they deem necessary or desirable. The designation of any class of Shares of a Series of Shares as a separate Series of Shares shall be effective at the time specified in an instrument setting forth such designation and executed by a majority of the Trustees. The Trustees shall allocate the assets, liabilities and expenses attributable to any class of Shares designated as a separate Series of Shares to such separate Series of Shares and shall designate the relative rights and preferences of such Series of Shares, provided that such relative rights and preferences are not materially adversely different from the relative rights and preferences of the class of Shares designated as a separate Series of Shares.

Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series of Shares to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series of Shares from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series of Shares generally.

(b)               Classes of Share. The Trustees shall have authority, without action or approval of the Shareholders, from time to time to divide the Shares of any Series of Shares into two or more classes as they deem necessary or desirable. The Trustees may allocate liabilities and expenses of a Series of Shares to a particular class of Shares of that Series of Shares or apportion the same among two or more classes of Shares of that Series of Shares. The liabilities and expenses being borne solely by a class of Shares shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividends and liquidation rights of the Shares of such class. As provided in Section 4.2(f), a class may have exclusive voting rights with respect to the liabilities and expenses being borne solely by such class and with respect to any other matter which does not affect the interest of any other class.

(c)                Number and Issuance of Shares. The number of authorized Shares is unlimited as is the number of Shares of each Series of Shares and of each class that may be issued. The Trustees may issue Shares of any Series of Shares and of any class for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms and for the consideration determined by the Trustees shall be fully paid and non-assessable. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired into one or more Series of Shares that may be established and designated from time to time. The Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series of Shares reacquired by the Trust. The Trustees may from time to time divide or combine the Shares of any Series of Shares or any class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series of Shares or class. The Trustees may from time to time close the transfer books or establish record dates and time for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.5.

Section 4.2            Establishment and Designation of Series of Shares. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series of Shares, the Trustees have established and designated the Series of Shares listed in Appendix A hereto. The Shares of these Series of Shares and any Shares of any further Series of Shares that may from time to time be established and designated by the Trustees shall have the relative rights and preferences described below in this Section 4.2; provided that the Trustees may determine otherwise with respect to some further Series of Shares at the time of establishing and designating the same; and provided further that the Trustees, in their absolute discretion, may amend any previously established relative rights and preferences as they may deem necessary or desirable to enable the Trust to comply with the 1940 Act or other applicable law.

(a)               Assets Belonging to Series of Shares. All consideration received by the Trust for the issue or sale of Shares of a particular Series of Shares, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively, “Specific Asset Items”), shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series of Shares and shall irrevocably belong to that Series of Shares for all purposes, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series of Shares (collectively “General Asset Items”), the Trustees shall allocate such General Asset Items to and among any one or more of the Series of Shares established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Asset Items so allocated to a particular Series of Shares shall belong to that Series of Shares. Each allocation of assets by the Trustees shall be conclusive and binding upon the Shareholders of all Series of Shares for all purposes. The Specific Asset Items of a Series of Shares together with any General Asset Items allocated to that Series of Shares are herein referred to as “assets belonging to” that Series of Shares.

(b)               Liabilities Belonging to Series of Shares. The assets belonging to each particular Series of Shares shall be charged with all the liabilities, expenses, costs, charges and reserves which, as determined by the Trustees, are readily identifiable as belonging to that particular Series of Shares (collectively “Specific Liability Items”). Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series of Shares (collectively “General Liability Items”) shall be allocated and charged by the Trustees to and among any one or more of the Series of Shares established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Expenses related to the distribution of the Shares of a class may be borne solely by that class (as shall be determined by the Trustees). Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series of Shares and of all classes for all purposes. The Specific Liability Items of a Series of Shares together with any General Liability Items allocated to that Series of Shares are herein referred to as “liabilities belonging to” that Series of Shares. Distribution expenses being borne solely by a class of Shares are herein referred to as “expenses being borne solely” by a class. Under no circumstances shall the assets belonging to any particular Series of Shares be charged with the liabilities belonging to any other Series of Shares. All persons who have extended credit which the Trustees have allocated to a particular Series of Shares, or who have a claim or contract which the Trustees have allocated to a particular Series of Shares, shall look only to the assets of that particular Series of Shares for payment of such credit, claim or contract.

(c)                Income and Capital. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)               Dividends and Distributions. The Trustees shall from time to time distribute ratably among the Shareholders of a Series of Shares such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees with respect to that Series of Shares as they may deem proper with any expenses being borne solely by a class of Shares of that Series of Shares being reflected in the net profits or other assets being distributed to such class. Dividends and distributions may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. Distributions may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits of a Series of Shares such amount as they may deem necessary to pay the liabilities belonging to the Series of Shares or to meet obligations of the Series of Shares, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust and the Series of Shares to avoid or reduce liability for taxes.

(e)                Liquidation. In the event of the liquidation or dissolution of the Trust or of any Series of Shares, the Shareholders of each affected Series of Shares shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series of Shares over the liabilities belonging to that Series of Shares. The assets so distributable to the Shareholders of any particular Series of Shares shall be distributed among the Shareholders of each class according to their respective rights taking into account the proper allocation of expenses being borne solely by any class of Shares of that Series of Shares.

(f)                Voting. Shareholders shall be entitled to vote only with respect to such matters as may be required by law, the Declaration of Trust or the By-Laws and such additional matters as the Trustees may consider necessary or desirable. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each whole Share and to a proportionate fractional vote for each fractional Share standing in his name on the books of the Trust. All Shares of the Trust then entitled to vote shall be voted by Series of Shares, except that when voting for the election of Trustees and when otherwise permitted by the 1940 Act, Shares shall be voted in the aggregate and not by Series of Shares. As to any matter which does not affect the interest of a particular Series of Shares, only the holders of Shares of the one or more affected Series of Shares shall be entitled to vote. As to any matter relating to expenses being borne solely by a class of a Series of Shares or to any other matter which does not affect the interest of a particular class of a particular Series of Shares, only the holders of Shares of the one or more affected classes of the Series of Shares shall be entitled to vote.

(g)               Redemption by Shareholder. Each holder of Shares of a particular Series of Shares shall have the right at such time as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares of that Series of Shares, subject to the terms and conditions set forth in this Declaration of Trust and to such additional terms and conditions that may be adopted by the Trustees. Shares of any particular Series of Shares may be redeemed solely out of the assets belonging to that Series of Shares. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other assets belonging to the Series of Shares of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value. The amount per Share at which the Trust redeems or repurchases Shares shall be determined by the application of a formula adopted for such purpose by resolution of the Trustees provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the particular Series of Shares at the time of the purchase or redemption and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish. Notwithstanding the foregoing, the Trust, at the discretion of the Trustees, may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series of Shares to require the Trust to redeem Shares of that Series of Shares during any period or at any time when and to the extent permissible under the 1940 Act.

(h)               Redemption by Trust. Each Share of each Series of Shares is subject to redemption by the Trust at the redemption price determined pursuant to subsection (g) of this Section 4.2: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the other Shares of the Trust or any Series of Shares, or (ii) upon such other conditions as may from time to time be determined by the Trustees and described in the then current Prospectus for a Series of Shares with respect to maintenance of Shareholder accounts of a minimum or maximum amount, number of Shares or percentage of Shares in that Series of Shares. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

(i)                 Net Asset Value. The net asset value of a Series of Shares shall be the amount determined by subtracting the liabilities belonging to that Series of Shares from the assets belonging to that Series of Shares. The net asset value of each outstanding Share of each Series of Shares shall be determined at such time or times on such days as the Trustees may determine. The method of determination of the net asset value of a Series of Shares shall be determined by the Trustees from time to time with any expenses being borne solely by a class of Shares being reflected in the net asset value of such Shares. The power and duty to make the calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act.

The Trustees may determine to maintain the net asset value per Share of any of the classes of any Series of Shares at a designated constant dollar amount and in connection therewith may adopt procedures for the continuing declarations of income and capital gains attributable to that Series of Shares as dividends payable in additional Shares of that Series of Shares at the designated constant dollar amount and for the handling of any losses attributable to that Series of Shares. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series of Shares his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series of Shares to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Series of Shares with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(j)                 Transfer. Subject to such limitations as may be set forth herein or in the By-Laws, all Shares shall be transferable, but transfers of Shares of a particular Series of Shares will be recorded on the Share transfer records of the Trust applicable to that Series of Shares only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series of Shares and at such other times as may be permitted by the Trustees. Shares shall be transferable on the records of the Trust upon delivery to the Trust or its transfer agent of such evidence of assignment, transfer, succession or authority to transfer as the Trustees or the transfer agent may reasonably require, accompanied by any certificate or certificates representing such shares previously issued to the transferor. Upon such delivery the transfer shall be recorded on the books of the Trust. The Trust shall be entitled to treat the record holder of Shares as shown on its books as the owner of such Shares for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such Shares until the Shares have been transferred on the books of the Trust in accordance with the requirements of this Declaration of Trust.

(k)               Equality. All Shares of each Series of Shares shall represent an equal proportionate interest in the assets belonging to that Series of Shares (subject to the liabilities belonging to that Series of Shares), and each Share of each Series of Shares shall be equal to each other Share of that Series of Shares; provided that such equality need not be maintained among all Shares of a Series of Shares but shall be maintained among all Shares of each class of that Series of Shares whenever the Trustees divide the Shares of the Series of Shares into classes pursuant to Section 4.1.

(l)               Fractions. Any fractional Share of any class or any Series of Shares, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that class of that Series of Shares, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

(m)             Conversion and Exchange Rights. The Trustees shall have the authority to provide that holders of Shares of any class of any Series of Shares shall have the right to convert such Shares into, or to exchange such Shares for, Shares of the same or one or more other Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

Section 4.3            Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Shares certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive for all purposes as to who are the Shareholders of the Trust and of any Series or class of Shares and as to the number of Shares of each class of each Series of Shares held from time to time by each such Shareholder.

Section 4.4            Investments in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

Section 4.5            No Preemptive Rights. Shareholders shall have no preemptive or other right to receive, purchase or subscribe to any additional Shares or other securities issued by the Trust.

Section 4.6            Trust Only; No Implied Duties. It is the intention of the Trustees to create a voluntary association with transferable shares (commonly known as a business trust) of the type referred to in Chapter 182 of the General Laws of the Commonwealth of Massachusetts. It is not the intention of the Trustees to create a general partnership, limited partnership, joint venture, joint stock association or company, corporation, bailment or any form of legal relationship other than a Massachusetts business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members or joint venturers. Duties of the Trustees are limited to those imposed by applicable law or expressly stated herein.

Section 4.7            Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be bound by the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Series of Shares thereof nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. For the avoidance of doubt, Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust or any Series thereof with any service provider or other agent to or contractor with the Trust or a Series thereof, including, without limitation, any third party beneficiary rights. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Series or Class of Shares.

ARTICLE V

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 5.1            Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is contemplated by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Series of Shares to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of the Declaration of Trust to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Series of Shares thereof or the Shareholders (provided, however, that a Shareholder of a particular Series of Shares shall not be entitled to bring, maintain or participate in a derivative or class action on behalf of any other Series of Shares (or Shareholder of any other Series of Shares)) and (vi) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Only Shareholders of record shall be entitled to vote. There shall be no cumulative voting in the election of Trustees. Until Shares of any Series or class of Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders as to such Series or class of Shares.

Section 5.2            Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote in person or by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Trustees, proxies may be solicited in the name of one or more persons, including one or more Trustees or one or more of the officers of the Trust. When any Shares are held in the names of two or more persons, any one of them may vote at any meeting in person or by proxy in respect of such Shares, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Shares. If the holder of any Shares is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Shares, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 5.3            Meetings. Meetings of Shareholders of the Trust or of any Series of Shares may be called by the Trustees (or such other person or persons as may be specified in the By-Laws) from time to time for the purpose of taking action upon any matter requiring the vote or authority of such Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given at least seven days before such meeting by mailing such notice, postage prepaid stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder’s address as it appears on the records of the Trust. If the Trustees (or such other person or persons as may be specified in the By-Laws) fail to call or give notice of any meeting of Shareholders for 30 days after written application by Shareholders holding at least 25% of the Shares issued and outstanding, and entitled to vote at the meeting, requesting a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 25% of such Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. The preceding sentence shall apply upon written application by Shareholders holding less than 25% of the Shares issued and outstanding, and entitled to vote at the meeting, when the By-Laws so provide. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

Section 5.4            Place of Meetings. All meetings of the Shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be designated by the Trustees or the President of the Trust.

Section 5.5            Record Dates. For the purpose of determining the Shareholders who are entitled to notice of and to vote or act at any meeting or any adjournment thereof, or who are entitled to receive any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or

without closing the transfer books, the Trustees may fix a date and time not more than 60 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to notice of and to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 5.6            Quorum and Required Vote. Thirty percent of the Shares entitled to vote on a matter shall be a quorum for the transaction of business on that matter at a Shareholders’ meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. A majority of the Shares voted, at a meeting at which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws. If voting is by a Series of Shares or a class of Shares, the aforesaid quorum and voting requirements shall apply to the action to be taken on those matters by the Shareholders of such Series of Shares or class of Shares.

Section 5.7            Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if the Shareholders of a majority of the outstanding shares entitled to vote on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.8            Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.1            Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Series of Shares with respect to which such persons extended credit or contracted, or with respect to which such claim arose for payment under such credit, contract or claim; and neither the Shareholders of any Series of Shares nor the Trustees nor any of the Trust’s officers, employees or agents, whether past, present or future, nor any other Series of Shares shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series of Shares or the Trustees or any of them shall be conclusively deemed to have been executed or done only by or for the Trust (or the Series of Shares) or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets belonging to the Trust, or the particular Series of Shares in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

Section 6.2            Trustee’s Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian, or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon this Declaration of Trust, the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. To the extent that, at law or in equity, a Trustee is found to have duties and liabilities relating thereto to the Trust, the Shareholders or any other Person, a Trustee acting under this Declaration shall not be liable to the Trust, the Shareholders or any other Person if the Trustee has relied in good faith on the provisions of this Declaration.

Section 6.3            Indemnification of Shareholders. In case any Shareholder (or former Shareholder) of any Series of Shares shall be charged or held to be personally liable solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but in each case only out of the assets of such Series of Shares.

Section 6.4            Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets of the Series of Shares in question) each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers, or trustees of another organization in which the Trust has an interest as a shareholder, creditor or otherwise) (herein referred to as a “Covered Person”) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and against all expenses, including but not limited to accountants and counsel fees, reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except as otherwise provided in Section 6.5. Expenses, including accountants and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time from the assets of the Series of Shares in question in advance of the final disposition of any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Covered Person to repay the amounts so paid to the Series of Shares in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided that (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Trustees who are neither Interested Persons of the Trust (the “disinterested Trustees”) nor parties to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

Section 6.5            Exceptions to Indemnification. Indemnification shall not be provided to a Covered Person under Section 6.4 if it shall have been fully adjudicated in a decision on the merits by the court or other body before which the proceeding was brought that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or (ii) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (either and both of the conduct described in (i) and (ii) being referred to hereafter as “Disabling Conduct”). As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without a final adjudication in a decision on the merits that such Covered Person is liable by reason of Disabling Conduct, indemnification shall be provided if there has been (i) a determination by the court or other body before which the proceeding was brought that the Covered Person was not liable by reason of Disabling Conduct, (ii) a dismissal of a court action or any administrative or other proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that the Covered Person was not liable by reason of Disabling Conduct either by a vote of a majority of a quorum of disinterested Trustees who are not parties to the proceeding, or by an independent legal counsel in a written opinion. Approval by the Trustees or by independent legal counsel of indemnification as to any matter disposed of by a compromise payment by the Covered Person shall not prevent the recovery from the Covered Person of any amount paid to such Covered Person as indemnification for such payment or for any other expenses if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to be liable by reason of Disabling Conduct.

Section 6.6            Indemnification Not Exclusive, etc. The right of indemnification provided by this Article shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article, “Covered Person” shall include such person’s heirs, executors and administrators. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Section 6.7            Liability of Third Persons Dealing with Trustee. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to any Series of Shares shall operate to terminate the Trust. The Trust may be terminated at any time by the Trustees by written notice to the Shareholders or by a Majority Shareholder Vote, Shares of each Series of Shares voting separately by Series of Shares. Any Series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of that Series of Shares or by a Majority Shareholder Vote of the Shares of that Series of Shares.

Upon termination of the Trust or any Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Series of Shares involved, in conformity with the provisions of subsection (e) of Section 4.2.

Section 7.2            Reorganization. The Trust or one or more Series of Shares may merge or consolidate with, or convert to, any other trust, partnership, association, corporation, limited liability company or other organization and the Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more Series of Shares ("Transferor Series of Shares"), to another trust, partnership, association, corporation, limited liability company or other organization, or to the Trust to be held as assets belonging to another Series of Shares, in exchange for cash, securities or other consideration (including, in the case of a transfer to another Series of Shares of the Trust, Shares of such other Series of Shares) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Transferor Series of Shares if deemed appropriate by the Trustees. The Trustees shall have the authority to effect any such merger, consolidation, conversion or transfer of assets, without action or approval of the Shareholders, to the extent consistent with applicable laws and regulations.

Section 7.3            Amendments. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees): (i) for one or more of the following purposes: to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof or, as the Trustees deem necessary or advisable, to conform this Declaration of Trust to the requirements of applicable federal laws or regulations, including the requirements of the Internal Revenue Code with respect to regulated investment companies, but the Trustees shall not be liable for failing to do so; and (ii) for any other purpose so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable. Any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be effected at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by a Majority Shareholder Vote in accordance with subsection (f) of Section 4.2. An amendment which would adversely affect the Shareholders of one or more Series of Shares but not the Shareholders of all Series of Shares shall be authorized by a Majority Shareholder Vote of the Shareholders of each Series of Shares so affected, and no vote of Shareholders of a Series of Shares not so affected shall be required. The Trust’s filings with the Securities and Exchange Commission (including but not limited to: registration statements and supplements thereto, proxy statements, annual and semi-annual shareholder reports, Form N-Q, Form N-PX and related filings and disclosures) shall not be deemed to modify the provisions of this Declaration of Trust.

Section 7.4            Resident Agent. The Trustees shall have power to appoint on behalf of the Trust a resident agent and maintain a resident agent for the Trust in The Commonwealth of Massachusetts, and from time to time, to replace the resident agent so appointed.

Section 7.5            Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. A restated Declaration of Trust, containing the original Declaration of Trust and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7.6            Applicable Law. This Declaration of Trust is made in the Commonwealth of Massachusetts and is created under and is to be governed by and construed and administered according to the laws of The Commonwealth of Massachusetts. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 7.7            Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (i) the number or identity of Trustees or Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirement of this Declaration of Trust, (v) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (vi) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Section 7.8            Provisions in Conflict with Law or Regulations. The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, the laws of The Commonwealth of Massachusetts or other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 22nd day of January, 2016.

/s/ James M. Oates	/s/ Charles L. Bardelis
James M. Oates	Charles L. Bardelis
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 02210	Boston, M A 02210

/s/ Peter S. Burgess	/s/ William H. Cunningham
Peter S. Burgess	William H. Cunningham
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 02210	Boston, M A 02210

/s/ Grace K. Fey	/s/ Theron S. Hoffman
Grace K. Fey	Theron S. Hoffman
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 02210	Boston, M A 02210

/s/ Deborah C. Jackson	/s/ Hassell H. McClellan
Deborah C. Jackson	Hassell H. McClellan
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 02210	Boston, M A 02210

/s/ Steven R .Pruchansky	/s/ Gregory A. Russo
Steven R .Pruchansky	Gregory A. Russo
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 02210	Boston, MA 02210

/s/ James R. Boyle	/s/ Craig Bromley
James R. Boyle	Craig Bromley
As Trustee and not individually,	As Trustee and not individually,
601 Congress Street	601 Congress Street
Boston, M A 02210	Boston, M A 02210

/s/ Warren A. Thomson
Warren A. Thomson
As Trustee and not individually,
601 Congress Street
Boston, M A 02210

Appendix A - Series

500 Index Trust B

Active Bond Trust

All Cap Core Trust f/k/a Growth Trust

Alpha Opportunities Trust

American Asset Allocation Trust

American Global Growth Trust

American Growth Trust

American Growth-Income Trust

American International Trust

American New World Trust

Blue Chip Growth Trust f/k/a Pasadena Growth Trust

Bond Trust

Capital Appreciation Trust

Capital Appreciation Value Trust

Core Bond Trust

Core Strategy Trust f/k/a Index Allocation Trust

Currency Strategies Trust

Emerging Markets Value Trust

Equity Income Trust f/k/a Equity-Income Trust f/k/a Value Equity Trust f/k/a Growth Trust

Financial Industries Trust f/k/a Financial Services Trust

Franklin Templeton Founding Allocation Trust

Fundamental All Cap Core Trust f/k/a Optimized All Cap Trust f/k/a Quantitative All Cap Trust

Fundamental Large Cap Value Trust f/k/a Optimized Value Trust f/k/a Quantitative Value Trust

Global Bond Trust f/k/a Global Government Bond Trust

Global Trust f/k/a Global Equity Trust

Health Sciences Trust

High Yield Trust

Income Trust

International Core Trust f/k/a International Stock Trust

International Equity Index Trust B f/k/a International Index Trust B

International Growth Stock Trust

International Small Company Trust

International Value Trust

Investment Quality Bond Trust f/k/a Bond Trust (High Quality Bond Trust)

Lifecycle 2010 Trust

Lifecycle 2015 Trust

Lifecycle 2020 Trust

Lifecycle 2025 Trust

Lifecycle 2030 Trust

Lifecycle 2035 Trust

Lifecycle 2040 Trust

Lifecycle 2045 Trust

Lifecycle 2050 Trust

Lifestyle Aggressive MVP f/k/a Lifestyle Aggressive Trust f/k/a Lifestyle Aggressive 1000 Trust

Lifestyle Aggressive PS Series

Lifestyle Balanced MVP f/k/a Lifestyle Balanced Trust f/k/a Lifestyle Balanced 640 Trust

Lifestyle Balanced PS Series

Lifestyle Conservative MVP f/k/a Lifestyle Conservative Trust f/k/a Lifestyle Conservative 280 Trust

Lifestyle Conservative PS Series

Lifestyle Growth MVP f/k/a Lifestyle Growth Trust f/k/a Lifestyle Growth 820 Trust

Lifestyle Growth PS Series

Lifestyle Moderate MVP f/k/a Lifestyle Moderate Trust f/k/a Lifestyle Moderate 460 Trust

Lifestyle Moderate PS Series

Mid Cap Index Trust

Mid Cap Stock Trust

Mid Value Trust

Money Market Trust

Money Market Trust B

Mutual Shares Trust

New Income Trust f/k/a Spectrum Income Trust

Real Estate Securities Trust

Real Return Bond Trust

Science & Technology Trust

Short-Term Government Income Trust

Small Cap Growth Trust

Small Cap Index Trust

Small Cap Opportunities Trust

Small Cap Value Trust

Small Company Growth Trust

Small Company Value Trust

Strategic Equity Allocation Trust

Strategic Income Opportunities Trust f/k/a Strategic Income Trust

Total Bond Market Trust B f/k/a Bond Index Trust B

Total Stock Market Index Trust

Ultra Short Term Bond Trust

U.S. Equity Trust f/k/a U.S. Multi-Sector Trust

Utilities Trust

Value Trust